                                                                    EXHIBIT 10.7

                             DISTRIBUTOR AGREEMENT

                                    BETWEEN

                       WESTINGHOUSE ELECTRIC CORPORATION
                        COMMUNICATIONS SYSTEMS DIVISION
                              POST OFFICE BOX 746
                           BALTIMORE, MARYLAND 21203

                                      AND

                      SKYSITE COMMUNICATIONS CORPORATION
                    --------------------------------------
                             POST OFFICE BOX 7549
                    --------------------------------------
                        BURBANK, CALIFORNIA 91510-7549
                    --------------------------------------

                    --------------------------------------

                               TABLE OF CONTENTS

RECITALS                                                                PAGE 1

ARTICLE 1          APPOINTMENT                                          PAGE 1

ARTICLE 2          DISTRIBUTOR OBLIGATIONS                              PAGE 1

ARTICLE 3          RELATIONSHIP OF THE PARTIES                          PAGE 2

ARTICLE 4          TERMS AND CONDITIONS                                 PAGE 2

ARTICLE 5          TERMINATION                                          PAGE 4

ARTICLE 6          TERMINATION FOR DEFAULT                              PAGE 4

ARTICLE 7          LIMITATION OF LIABILITY                              PAGE 5

ARTICLE 8          FORCE MEJEURE                                        PAGE 5

ARTICLE 9          TRADEMARKS AND TRADENAMES                            PAGE 5

ARTICLE 10         DISTRIBUTOR'S FINANCIAL CONDITION                    PAGE 6

ARTICLE 11         INDEMNITY AND INSURANCE                              PAGE 6

ARTICLE 12         CONFIDENTIALITY                                      PAGE 6

ARTICLE 13         INTELLECTUAL PROPERTY RIGHTS                         PAGE 6

ARTICLE 14         TRAINING                                             PAGE 6

ARTICLE 15         GENERAL                                              PAGE 7



EXHIBIT A          EQUIPMENT LIST                                       PAGE 9

EXHIBIT B          TERRITORY                                            PAGE 10

EXHIBIT C          TRAINING                                             PAGE 11

EXHIBIT D          RETURN PRODUCT AUTHORIZATION POLICY                  PAGE 12

EXHIBIT E          LIMITED WARRANTY                                     PAGE 13

                                2/28/95 Rev-1A

                             DISTRIBUTOR AGREEMENT

     This AGREEMENT is made by and between Westinghouse Electric Corporation, a corporation organized and existing under the laws of Pennsylvania, by and through its Communications Systems Division, having offices at Baltimore, Maryland (hereinafter referred to as "Westinghouse") and Skysite Communications Corporation, corporation organized and existing under the laws of Delaware having offices at 11500 Sherman Way North Hollywood, CA 91605 (hereinafter referred to as "Distributor").

                                  WITNESSETH

     WHEREAS, Westinghouse is the manufacturer of the Series 1000 Mobile Satellite Telephone System the components of which are identified on the Westinghouse Series 1000 Mobile Satellite Telephone System Equipment List in Exhibit A hereto and hereinafter called "the Products";

     WHEREAS, Westinghouse desires to appoint the Distributor as its distributor of the products in the Territory specified in Exhibit B (hereinafter called "the Territory:); and

     WHEREAS, Distributor is desirous of accepting such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1.   Appointment.
     -----------

     (a) Subject to the terms and conditions hereof, Westinghouse hereby appoints Distributor and Distributor accepts appointment, on a non-exclusive basis, as an authorized distributor of the Series 1000 Mobile Telephone System for the Territory described in Exhibit B, subject to the terms and conditions set forth in this Agreement, including the exhibits hereto.

     (b) Subject to availability and pursuant to the terms herein, Westinghouse will sell the Products to Distributor for resale to Distributor's customers;

     (c) Westinghouse reserves the unrestricted right to appoint other distributors and to itself sell Products within the Territory described in Exhibit B.

2.   Distributor Obligations. The Distributor shall:
     -----------------------

     (a) maintain to the reasonable satisfaction of Westinghouse, an adequate service organization to ensure adequate sales representation, competent technical assistance, prompt handling of inquiries, orders and shipments, careful attention to customers' complaints of all Products covered by the Agreement;

     (b) take part fully and actively in advertising or promotional campaigns and programs prepared or conducted by Westinghouse and any "Mobile Terminal/Telephone" trade show held in the Territory specified in Exhibit B.

     (c) maintain inventory of the Products (including spare parts) necessary to satisfy all sales requirements at levels approved by Westinghouse;

     (d) provide at its own cost and to the reasonable satisfaction of Westinghouse, adequate sales and warehousing facilities for Products;

     (e) advertise Products and distribute the literature, pamphlets, catalogs, and other merchandising aids made available to Distributor by Westinghouse in such manner as to keep the "Mobile Telephone" trade within the Territory informed of the kind, quality and capability of all Products;

     (f) submit to Westinghouse for timely written approval prior to the release or publication of any signs, proofs or printed matter containing a trade name, trademark, service mark or slogan of Westinghouse;

     (g)  maintain an acceptable credit standing with Westinghouse;

     (h)  pay each invoice promptly according to its terms.

     (i) Comply with Westinghouse's Product Return policies and procedures as in effect from time to time, Westinghouse's current Return Product Authorization Policy being attached hereto as Exhibit D.

     (j) Obtain written approval with respect to the form and substance of all sales contracts under which Distributor resells all products it purchases hereunder.

     (k) Conduct business in a manner that will reflect favorably at all times on Distributor, Westinghouse and the Products.

     (l) Comply with all applicable federal, state, provincial and local laws, ordinances and regulations, including but not limited to those with respect to its promotion and sale of Products.

3.   Relationship of the Parties.
     ---------------------------

     (a) The Distributor is in no way the legal representative or agent of Westinghouse and has no authority to assume or create any obligation on behalf of Westinghouse with respect to such Products or otherwise. Nothing contained in this Agreement shall be deemed to create the relationship of principal and agent, employe and employer, joint venturers, or partners between Westinghouse and the Distributor.

     (b) It is understood and agreed that the Distributor shall sell the Products listed in Exhibit A, and upon such warranties and other terms and conditions contained herein and that the Distributor shall not make, or attempt to make, any guarantee, warranty, representation, promise or other commitment on behalf of Westinghouse with respect to any Product purchased by the Distributor under this Agreement and thereafter sold by it.

     (c) This Agreement does not constitute a franchise or establish a franchise relationship, nor does it grant a trademark or any other express or implied license and Distributor has paid no franchise or other fee for this appointment.

     (d) Distributor shall be solely responsible for all investments made and expenses incurred in connection with the establishment and operation of its business and Westinghouse shall have no obligation to Distributor in connection with any such investments or expenses.

     (e) If Distributor breaches any of the obligations contained in this paragraph 3, Distributor shall indemnify and hold harmless Westinghouse from any and all liability of Westinghouse arising from said breach.

     (f) Distributor represents and warrants that it has the legal authority to enter into this Agreement and has all appropriate licences, etc. to do business in compliance with all laws and regulations.

4.   Terms and Conditions.
     --------------------

     (a) Orders. Products shall be delivered under this Agreement in accordance with Distributor's written Orders, which must -

               (1)  identify the type and quantity of Products to be purchased;
                    and

               (2) be received by Westinghouse at least ten (10) days prior to the requested delivery date.

       Distributor may place orders by facsimile, but such orders must be acknowledged by Westinghouse within five (5) business days. It is the Distributor's responsibility to notify Westinghouse of any orders for which acknowledgment is not received within the aforementioned five (5) business day period. Products shall be purchased solely upon the terms and conditions contained in this Agreement. Any different terms and conditions in Distributor's purchase order forms or other writings shall not be binding on the parties.

(b) Prices. Prices to Distributor for purchased Products shall be as shown in
    -------
    the Westinghouse Series 1000 Mobile Satellite Telephone System Price List (to be provided) in effect at the time of shipment to Distributor. All sales by Westinghouse shall be pursuant to the terms contained herein and no other terms shall apply unless specifically agreed upon by Westinghouse in writing.

(c) Taxes. Prices do not include any federal, state, provincial, or local
    ------
    property, license privilege, sales, use, excise, gross receipts, value added, import duties or other large taxes which may now or hereafter be applicable to, measured by, or imposed upon, or with respect to the Products covered by this Agreement, the property, its sale, its value or its use or any service performed in connection therewith. Such taxes are for the account of Distributor and the Distributor agrees to pay or reimburse any such taxes which Westinghouse or its contractors or suppliers are required to pay.

(d) Shipment. Delivery will be F.O.B. Westinghouse's shipping point. All
    ---------
    shipments hereunder will reference Distributor's Order number on the packing slip. Unless otherwise instructed by Distributor Westinghouse will select the carrier and ship the Products to Distributor. Alternatively, Distributor may arrange for its representative to receive the Products at a designated facility. Title and risk of loss for Products purchased under this Agreement shall pass to Distributor upon delivery to the carrier at the Westinghouse shipping point.

(e) Delivery Dates. Delivery dates as set forth in any purchase order or
    ---------------
    confirmation thereof are only estimates. Westinghouse shall not be liable to Distributor, and Distributor shall not be relieved of its obligation to accept any shipment, by virtue of any delay in or failure of delivery.

(f) Delivery Location. Westinghouse will ship to Distributor at its locations
    ------------------
    identified in exhibit F hereto, which must be in the United States.

(g) Allocation of Available Inventory. Westinghouse may allocate available
    ----------------------------------
    inventory of Products among its customers, but in such a manner as Westinghouse, may, in its sole discretion, deem appropriate.

(h) Acceptance of Purchase Orders. All purchase orders for Products are subject
    ------------------------------
    to acceptance by Westinghouse, and Westinghouse shall have the right at any time, in its sole discretion, to reject or to decline to fill any purchase order, either in whole or in part.

(i) Payment. Payment shall be in accordance with the terms of Westinghouse
    --------
    invoice and payment shall be made in U.S. dollars by wire transfer, check or other instrument acceptable to Westinghouse. Any invoiced amount which is not paid when due will bear interest at the rate of eighteen percent (18%) per annum, to the extent permitted by applicable law. All exchange, interest banking, collection, or other charges shall be at the sole expense of Distributor.

(j) Warrant. Westinghouse provides end users a written limited warranty
    --------
    specifically applicable to the Series 1000 Mobile Telephone System, the current version of which is attached hereto as Exhibit E. Westinghouse may, at its sole option, change the duration and terms of such warrant at any time or times. Such warranty shall establish exclusively the extent of Westinghouse's responsibility for any failure of or defect in the Products.

          WESTINGHOUSE MAKES NO WARRANTIES WITH RESPECT TO THE PRODUCTS OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT AS SPECIFICALLY PROVIDED IN WESTINGHOUSE'S WRITTEN LIMITED WARRANTY AS IN EFFECT FROM TIME TO TIME. THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE ARE HEREBY DISCLAIMED AND EXCLUDED. WESTINGHOUSE SHALL NOT BE LIABLE TO DISTRIBUTOR OR ANY THIRD PARTIES FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

     (k) To the extent Westinghouse is deemed to have any liability hereunder, no such liability shall ever be in excess of the value of the goods sold hereunder, or one million US dollars, whichever is less.

     (l)  Liability Insurance. Westinghouse confirms that product liability
          --------------------
          insurance written by an insurance company licensed to do business in the United States and Canada in the amount of not less than $1,000,000 combined single limit is maintained with respect to the Products. Except to the extent of such product liability coverage, Distributor shall have no claim or right against Westinghouse with respect to any suits or claims against Distributor by any third persons resulting from the occurrence of an event within the scope of coverage of such insurance (without reference to the dollar amount of coverage), and Westinghouse shall bear no responsibility or liability to Distributor with respect to any such suits or claims by any third parties or any liabilities, losses, expenses or damages incurred or suffered by Distributor as a result thereof.

5.   Termination. This Agreement shall continue in effect unless and until
     ------------
     terminated by Westinghouse or the Distributor for any reason or no reason upon thirty (30) days prior written notice. Such written notice of termination shall be delivered or sent by registered mail to the other party at the address set forth in Paragraph 15 below.

     (a) all orders in effect on the date of termination pursuant to this paragraph shall be canceled. Westinghouse will however accept orders from Distributor on C.O.D. terms for additional Products which Distributor is contractually obligated to furnish to its customers and does not have in its inventory, if Distributor notifies Westinghouse of any and all such obligations in writing within five (5) days of receipt of the termination notice. All such orders shall be priced in accordance with the pricing in effect at the time such orders are received by Westinghouse;

     (b) WESTINGHOUSE SHALL NOT BE LIABLE IN ANY MANNER WHATSOEVER BECAUSE OF SUCH TERMINATION OR EXPIRATION, EVEN THOUGH THEREAFTER WESTINGHOUSE OR ANOTHER DISTRIBUTOR MAY COMPLETE ANY TRANSACTION INITIATED BY DISTRIBUTOR;

     (c) NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR DAMAGES IN ANY FORM, BY REASON OF A TERMINATION PURSUANT TO THIS PARAGRAPH OF THIS AGREEMENT;

     (d) Distributor shall discontinue immediately all advertising of or reference to Products upon termination or expiration of this Agreement and, at the request of Westinghouse, shall deliver to Westinghouse (F.O.B. point of destination, freight prepaid) all promotional, training or other product documentation or material in the Distributor's possession at the time of such termination;

     (e) within fifteen (15) days of termination of this Agreement, the Distributor shall promptly remit to Westinghouse any and all moneys then due Westinghouse hereunder and shall promptly remit any further moneys which may become due Westinghouse after the date of such termination.

6.   Termination for Default. This Agreement may be terminated for default by -
     ------------------------

     (a) Westinghouse if Distributor fails to make any payment when due in accordance with the terms of this Agreement;

     (b) either party in the event of a material breach of this Agreement by the other party if such breach is not cured within ten (10) days after written notice; or

     (c) Westinghouse, in the case Distributor shall become insolvent, or file a voluntary petition in bankruptcy, or shall enter upon voluntary liquidation, or a petition in bankruptcy shall be filed against the Distributor or in the event of the appointment of a receiver for the business of Distributor, or an assignment by Distributor for the benefit of creditors.

     In the event Westinghouse terminates this Agreement for default, Distributor shall immediately discharge the accounting payment and other obligations set forth in Paragraph 5(e) above, cease using the Westinghouse name, remove all signage and return it as well as all promotional and training information to Westinghouse (F.O.B. point of destination, freight prepaid).

7.   Limitation of Liability.  The remedies of Distributor set forth in this
     -----------------------
     Agreement are exclusive and not withstanding any other provision in this Agreement or any statutory provisions, the liability of Westinghouse with respect to any claims of Distributor arising from the Products sold under this Agreement or anything done in connection herewith such as the performance thereof, or from the manufacture, sale, delivery, or resale or use of any Product covered by or furnished under this Agreement, whether in contract, in tort (including Westinghouse's negligence or strict liability) or otherwise, shall not exceed the actual amount paid by Distributor to Westinghouse for such Product. Westinghouse, its contractors and suppliers of any tier, shall not be liable beyond such amount in contract, in tort (including Westinghouse's negligence or strict liability) or otherwise for special or consequential damages, including, but not limited to, damage or loss of other property, loss of profits or revenue, loss of use of equipment, cost of capital, cost of purchased or temporary equipment (including additional expenses incurred in using existing facilities), claims of customers of Distributor or for any special, indirect, third party, incidental or consequential damages whatsoever.

8.   Force Majeure.  Westinghouse shall not be liable for failure to perform or
     -------------
     for delay in performance due to fire, flood, strike or other labor difficulty, act of God, act of any governmental authority or of the Distributor, riot, embargo, fuel or energy shortage, car shortage, faulty castings or forgings, wrecks or delay in transportation, inability to obtain necessary labor, materials or manufacturing facilities from usual sources or due to any other cause beyond its reasonable control. In the event of delay in performance due to any such cause, the date of delivery or time for completion will be extended by a period of time reasonably necessary to overcome the effect of such delay.

9.   Trademarks and Tradenames.
     -------------------------

     (a) Distributor may not use the name "Westinghouse", or any name of the equipment identified in Exhibit A or any abbreviation or modification thereof except for the limited purpose of identifying itself as an authorized distributor of the Equipment. Distributor shall not grant this privilege to any third parties or affiliated companies. Distributor may not use the name "Westinghouse" or any other trademark or tradename of Westinghouse in any promotional, advertising and other materials or as a part of its firm or corporate title in signs or letterheads, without prior written approval of Westinghouse.

     (b) Effective upon the date of termination of this Agreement, Distributor shall immediately discontinue the use of said trademarks and tradenames in any manner except for use in catalogs or other printed material which reference the names and/or trademarks of more than one company. Such material may be used until the next reissue of such catalogs or printed material but in no event after six (6) months following termination. During such period, Distributor shall inform its customers that it no longer handles the Products.

10.  Distributor's Financial Condition.  Distributor shall maintain and employ,
     ---------------------------------
     in connection with its business under this Agreement, such working capital and net worth as may be required by Westinghouse's reasonable opinion to enable Distributor to carry out and perform all of Distributor's obligations under this Agreement. Distributor shall make available to Westinghouse such financial reports and data as Westinghouse may from time to time request to determine Distributor's financial condition. Westinghouse reserves the right at all time, either generally or with respect to any specific purchase order, to change or limit the amount or duration of credit allowed to Distributor. Westinghouse may, at its option, require that all shipments to Distributor be made of a C.O.D. basis or other arrangement protecting Westinghouse's interest. Distributor shall execute and deliver such security agreements, financing statements and other agreements, instruments, UCC forms and other documents as Westinghouse shall request to protect Westinghouse's interest in the Products and all proceeds thereof.

11.  Indemnity and Insurance.
     -----------------------

     (a) Distributor shall indemnify and hold harmless Westinghouse from all liabilities, losses, costs, damages, judgment and expenses including attorney's fees and costs, arising out of or related to any breach of this Agreement by Distributor or other activities of Distributor, including its officers, employees and agents.

     (b) During the term of this Agreement, Distributor shall maintain in full force and effect fire and extended coverage insurance covering all its inventory of Products and parts and accessories therefor in an amount not less than the purchase price thereof. Such policy shall name Westinghouse as an additional insured and shall provide that it will not be cancelled or modified without at least thirty (30) days prior written notice to Westinghouse. Upon execution of this Agreement, Distributor shall furnish Westinghouse with certificates of insurance evidencing the existence of such coverage.

12.  Confidentiality.  Distributor shall not use or disclose to others any
     ---------------
     confidential or proprietary information of Westinghouse acquired in connection with this Agreement unless authorized in writing by Westinghouse.

13.  Intellectual Property Rights.  Westinghouse shall (a) at its own expense,
     ----------------------------
     defend or at its option settle, any claim, suit or proceeding brought against Distributor for infringement of any United States patent or copyright in connection with any Products supplied by Westinghouse to Distributor under this Agreement; and (b) pay any final judgment entered against Distributor on such issue in any such claim, suit or proceeding defended by Westinghouse; subject to the conditions that Distributor should provide Westinghouse notice of any such claim, suit or proceeding promptly after Distributor shall receive notice or obtain knowledge thereof, and, at Distributor's expense, provide full information and assistance as requested by Westinghouse in such defense. Westinghouse may, in the event of any such claim, suit or proceeding, modify or replace the affected Products to eliminate the alleged infringement or give Distributor a refund of the price of the affected Products in lieu of any other obligations or responsibilities hereunder. Notwithstanding the foregoing, Westinghouse shall have no liability for any costs or expenses incurred without Westinghouse's prior written authorization, and in no event shall Westinghouse's total liability to Distributor under this provision exceed the aggregate sum paid by Distributor to Westinghouse for the affected Products. The foregoing states the entire responsibility of Westinghouse with respect to any alleged intellectual property right infringement or violation in connection with the Products, and Westinghouse shall in no event be liable for loss of use or for incidental, indirect or consequential damages, whether in contract or in tort, by virtue of any such infringement or violation. No sale under this Agreement shall convey any license by implication, estoppel or otherwise under any proprietary or patent rights of Westinghouse except for the right to resell Products in accordance with this Agreement.

14.  Training.  An operator's manual shall be included with each purchase of a
     --------
     complete Westinghouse Mobile Satellite Telephone System. Distributor hereby agrees that it shall provide the necessary training to its customers. On a quarterly basis, as deemed necessary, Westinghouse will provide training in a centralized area of the territory listed in Exhibit B. In addition, Westinghouse shall provide limited training in support of the operator's manual as specified in Exhibit C.

15.  General.
     --------

     (a) This Agreement shall inure to the benefit of and be binding upon Distributor and its successors and assigns, but shall not be assignable by Distributor without the prior written consent of Westinghouse. Any purported assignment or delegation of performance without the prior written consent of Westinghouse shall be null, void and of no effect.

     (b) Distributor shall give Westinghouse notice of any proposed transaction affecting the ownership of ten percent (10%) or more of Distributor's capital stock, if Distributor shall be a corporation, the interest or any portion thereof of any partner, if Distributor shall be a partnership, or the ownership of all or any part of the business, if Distributor shall be an individual proprietorship.

     (c) Except as hereinafter provided, all questions or controversies arising out of or in any manner relating to this Agreement shall be submitted to arbitration in Baltimore, Maryland according to the rules of the American Arbitration Association, and the award or decision made by the arbitrator or arbitrators therein shall be binding upon the parties. A judgment consistent therewith may be entered in any court of competent jurisdiction. Nothing herein contained shall be construed as in any way affecting Westinghouse's right to institute and prosecute a lawsuit in any court of competent jurisdiction to effect the collection of any monies due to Westinghouse from Distributor or to protect trademark rights or copyrights. The arbitrability of any issue shall be determined in accordance with the Federal Arbitration Act.

     (d) If applicable, any exporting of Products from the United States or re-exporting of Products from Canada is by Distributor and not Westinghouse. Distributor shall be responsible, at its own risk and expense, for any export license or permit and any other approval or documentation which may be required for or in connection with the export and/or re-export of any Products.

     (e) This Agreement supersedes any and all prior agreements between the parties and constitutes the complete, final and exclusive understanding of the parties with respect to the subject matter. All prior negotiations, representations or promises, whether oral or written, of either party shall be deemed to have been merged herein.

     (f) No amendment, change or attempted waiver of this Agreement shall be of any effect unless set forth in writing and duly signed on behalf of the party against whom it is thought to be enforced. Failure of Westinghouse to enforce at any time any of the provisions of this Agreement or any right it may have with respect thereto or to exercise any option herein provided shall in no way be considered to be a waiver of such provisions or rights or in any way affect the validity of this Agreement. The exercise by Westinghouse of any of its rights hereunder or any of its options hereunder under the terms or covenants herein shall not preclude or prejudice Westinghouse from thereafter exercising the same or any other right it may have under this Agreement irrespective of any previous action or proceeding taken by Westinghouse hereunder.

     (g) If any part of this Agreement shall be invalidated for any reason, such part shall be deleted and the remainder shall be unaffected and shall continue in full force and effect.

     (h) Any failure on the part of either party to enforce at any time for any period of time any provision of this Agreement shall not be deemed or construed to be a waiver of such provision or of the right of that party thereafter to enforce any provision or any other provision of this Agreement.

(i) All written notices hereunder shall be sent by registered mail or confirmed facsimile, postage pre-paid to the parties hereto at the following addresses. (Either party may change its address by written notice).

Westinghouse:        Westinghouse Electric Corporation
                     Communications Division
                     Post Office Box 746
                     Baltimore, Maryland 21203
                     Attention: Director of Sales & Marketing, Mail Stop 8419

Distributor:         Skysite Communications Corporation
                     -----------------------------------------------
                     Post Office Box 7549
                     -----------------------------------------------
                     Burbank, CA 91510-7549
                     -----------------------------------------------

                     -----------------------------------------------
                     Attention:  Mr. Tom D. Soumas, Jr.
                                ------------------------------------

(j) The titles of the various articles of this Agreement are for convenience only and shall not be deemed to restrict or limit the meanings of anything stated in such Articles.

(k) If not otherwise terminated this Agreement shall expire on December 31st of the current year, unless renewed, in writing, at the sole discretion of Westinghouse.

(l) This Agreement shall be governed by and construed according to the laws of the State of Maryland.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this 21st day of February, 1996.


Skysite Communications Corporation             WESTINGHOUSE ELECTRIC CORPORATION
                                               Communications Systems Division


By:   /s/ Tom D.Soumas, Jr.                    By:  /s/ [SIGNATURE ILLEGIBLE]
   -------------------------------                ------------------------------
          Tom D.Soumas, Jr.                                General Manager